INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 2-86602, 33-15775, 33-37567, 33-45482, 333-01465 and 333-81063 of CBRL Group,
Inc. on Form S-8 and Registration Statement Nos. 33-59582 and 333-74363 on Form S-3 of our report dated September 7, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of CBRL Group, Inc. for the year ended July 28, 2000.

/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee
October 25, 2000